Exhibit 99.1

P
R
O                          COLONIAL BANK OF SOUTH CAROLINA, INC.
X               This Proxy is Solicited on Behalf of the Board of Directors
Y
                            Special Meeting, September 28, 1998

The undersigned shareholder of Colonial Bank of South Carolina, Inc., hereby revoking all previous proxies, hereby appoints Guy S. Hutchins, Jr. and William
F. Nettles III and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of Colonial Bank of South Carolina, Inc. to be held September 28, 1998, at 10:00 a.m., local time, at 1111 Broad Street, Camden, South Carolina 29020 and at any adjournments thereof, and to vote all shares of Colonial Bank of South Carolina, Inc. that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the Proxy Statement/Prospectus as specified below.

1. To approve the Reorganization Agreement dated as of July 9, 1998, providing for the merger of Colonial Bank of South Carolina, Inc. with and into Carolina First Bank, a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of shares of common stock of Colonial Bank of South Carolina, Inc. into the right to receive shares of common stock of Carolina First Corporation, subject to the terms and conditions of the Reorganization Agreement.

FOR     |_|                         AGAINST   |_|                  ABSTAIN   |_|

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all should sign. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.

Dated: _____________________, 1998

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Print Name (and title if appropriate)

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Signature

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Print Name (and title if appropriate)

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Signature


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE- PAID ENVELOPE.